Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Donald Mindiak, President and Chief Executive Officer and Kenneth Walter, Chief Financial Officer of BCB Bancorp, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2011 and that to the best of his knowledge:

        (1)       the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

        (2)       the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

May 16, 2011	/s/ Donald Mindiak
President and Chief Executive Officer

May 16, 2011	/s/ Kenneth Walter
Chief Financial Officer